SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Clearwire Corporation
(Exact name of registrant as specified in its charter)

Delaware	56-2408571

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4400 Carillon Point Kirkland, WA	98033

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Rights to purchase Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-163902 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are transferable subscription rights (the “Rights”) to purchase shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Clearwire Corporation, a Delaware corporation (the “Registrant”).
     The description of the Rights as included under the caption “The Rights Offering” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2009 (Registration No. 333-163902), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits
     The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2009
CLEARWIRE CORPORATION
	By:	/s/ Erik E. Prusch
		Name:	Erik E. Prusch
		Title:	Chief Financial Officer

Exhibit Index

3.1	Restated Certificate of Incorporation of Clearwire Corporation (Incorporated herein by reference to Exhibit 3.1 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
3.2	Bylaws of Clearwire Corporation, effective as of November 28, 2008 (Incorporated herein by reference to Exhibit 3.2 to Clearwire Corporation’s Form 8-K filed December 1, 2008).
3.3	Amendment to the Bylaws of Clearwire Corporation, effective as of March 3, 2009 (Incorporated herein by reference to Exhibit 3.1 to Clearwire Corporation’s Form 8-K filed March 5, 2009).
4.1	Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC (Incorporated herein by reference to Exhibit 4.1 to Clearwire Corporation’s Current Report on Form 8-K filed December 1, 2008).
4.2	Form of Subscription Rights Certificate (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Registration Statement on Form S-3 filed December 21, 2009).
4.3	Stock certificate for Clearwire Corporation Class A Common Stock (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Annual Report on Form 10-K filed March 26, 2009).
4.4	Registration Rights Agreement dated August 5, 2005, among Clearwire Corporation and certain buyers of the Senior Secured Notes (Incorporated herein by reference to Exhibit 4.5 to Clearwire Corporation’s Registration Statement on Form S-1 filed December 19, 2006).
4.5	Form of Warrant (Incorporated herein by reference to Exhibit 4.4 to Clearwire Corporation’s Registration Statement on Form S-1 originally filed March 27, 2009).
4.6	Registration Rights Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Eagle River Holdings, LLC, Intel Corporation, Comcast Corporation, Google Inc., Time Warner Cable Inc. and BHN Spectrum Investments LLC (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Form 8-K filed December 1, 2008).